Exhibit 99.1

November 6, 2014

We are pleased to share your company’s financial results for the period ending September 30, 2014. Net Income for the third quarter 2014 was $2.13 million, or $0.47 per share, compared to $2.07 million, or $0.47 per share, for 2013, an increase of 2.6% quarter over quarter. Year to date earnings for 2014 were $5.8 million, or $1.30 per share, compared to $5.6 million, or $1.26 per share, for 2013, an increase of 3.6% year over year.

Total assets grew to $602.7 million as of September 30, 2014 from $574.7 million as of September 30, 2013, an increase of 4.9%. Total asset growth included an increase in loans of 2.4%, amounting to $487.4 million as of September 30, 2014 from $476.1 million at September 30, 2013. The increase is attributable to continued residential loan demand and an increase in commercial and municipal lending during the first nine months of 2014. Loans serviced for others grew $48.1 million, or 15.5%, to $358.2 million as of September 30, 2014 from $310.0 million as of September 30, 2013. Total deposits reached $531.0 million compared to the prior year of $507.3 million, or growth of 4.7%. The Company had total capital of $52.7 million with a book value per share of $11.81 as of September 30, 2014 compared to $46.7 million and $10.47 per share at September 30, 2013.

Closing the quarter over $600 million is a new milestone for your company. Prior to acquiring three branches in New Hampshire in 2011 Union Bankshares, Inc. was approximately $450 million in assets. Having grown by approximately 1/3 since this time, it seems an appropriate juncture to restate our growth philosophy. Our goal is to grow the company profitably, with equal weight on “grow” and “profitably.” We wish to grow the business to increase our earning assets as well as the value of the company. Perhaps as importantly, we need to grow to spread the runaway regulatory and compliance costs imposed on us in the wake of the financial crisis that surfaced in 2008 over a larger base.

We continue to expand our geographical footprint with the opening of our Lincoln, New Hampshire branch in the spring and most recently the opening of a loan production office in Newport, Vermont. Along with the traditional branch network, we will also be introducing new electronic delivery channels to our customers during the fourth quarter.

At this writing “foliage season” is winding down. Most folks around here agree that the foliage display was spectacular and the best in recent memory. The summer and fall tourism season was very strong, with the weather cooperating for most of the regions special events. We are pleased to see the improvement in the travel and tourism sector, as this industry was battered post 2008.

It has been announced that IBM is “selling” its Essex Junction location to competitor Global Foundries. While we have little direct exposure to IBM employees, it remains to be seen how this announcement may ripple through the Northern Vermont economy. We will be actively monitoring this in the coming months, with hopes that this is a positive development for the region.

In the next few months you may notice that we are embarking on a re-branding process, introducing a new logo throughout our footprint and on our website, written materials, and in advertising. The new branding is meant to stay in keeping with our current identity, but bring a more contemporary look and feel to our external communications.

Finally, we are pleased to announce the quarterly dividend
of $.26 per share. Enclosed, please find a check or advice of deposit. If you have not done so, please consider signing up for direct deposit of your dividend.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802-888-6600 or contact our Transfer Agent at the address and phone number listed below:

Sincerely,
TRANSFER AGENT:
Registrar & Transfer Company Attn: Stock Transfer Department 10 Commerce Drive Cranford, NJ 07016 Phone: 800-368-5948 Fax: 908-497-2318 E-mail: info@rtco.com
	Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667 Investor Relations: www.UnionBankVT.com
About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and northwestern New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank's and its holding company's headquarters are located. Union Bank operates 17 banking offices and two loan centers and multiple ATMS throughout its geographical footprint.

Union Bank is committed to the communities it serves, and encourages employee participation in community events and charitable services. Union Bank has consistently been recognized for our Community Reinvestment efforts and for our performance in residential lending to borrowers of all income levels. The US Small Business Administration has designated Union Bank as a Preferred Lender.

Union Bankshares, Inc.

DIRECTORS	OFFICERS					Consolidated Statements of Income (unaudited, in thousands)
Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman		Consolidated Balance Sheets (unaudited, in thousands)
Cynthia D. Borck	David S. Silverman - President & CEO
Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer		ASSETS	SEPT. 30, 2014	SEPT. 30, 2013	SEPT. 30, 2014		SEPT. 30, 2013	SEPT. 30, 2014	SEPT. 30, 2013

John M. Goodrich	John H. Steel - Secretary						(3 months ended)		(9 months ended)

Timothy W. Sargent	Kristy Adams Alfieri - Assistant Secretary		Cash and Due from Banks	$4,254	$4,032	Interest Income	$6,258	$6,232	$18,554	$18,248
David S. Silverman	Jeffrey G. Coslett - Vice President
John H. Steel			Federal Funds Sold & Overnight Deposits	19,531	12,377	Interest Expense	528	609	1,634	1,870
Schuyler W. Sweet						Net Interest Income	5,730	5,623	16,920	16,378
Neil J. Van Dyke			Interest Bearing Deposits in Banks	12,112	19,562	Provision for Loan Losses	150	95	300	230
Union Bank
	REGIONAL		Investment Securities	53,420	36,740	Net Interest Income After Provision for Loan Losses	5,580	5,528	16,620	16,148
DIRECTORS	ADVISORY BOARD		Loans Held for Sale	6,065	4,221
Kenneth D. Gibbons-Chairman	MEMBERS					Trust Income	183	155	549	472
Cynthia D. Borck	Michael R. Barrett - St. Johnsbury		Loans, net	481,301	471,855	Noninterest Income	2,532	2,039	6,239	5,998
Steven J. Bourgeois	Joel S. Bourassa - Northern NH
John M. Goodrich	Steven J. Bourgeois - St. Albans		Reserve for Loan Losses	(4,758)	(4,773)	Noninterest Expenses:
Timothy W. Sargent	Stanley T. Fillion - Northern NH					Salaries & Wages	2,253	2,320	6,694	6,712
David S. Silverman	Rosemary H. Gingue - St. Johnsbury		Premises and Equipment, net	11,154	10,769
John H. Steel	Christopher M. Knapp - Northern NH					Pension & Employee Benefits	692	596	2,062	1,917
Schuyler W. Sweet	Coleen K. Kohaut - St. Albans		Other Real Estate Owned, net	320	483
Neil J. Van Dyke	Justin P. Lavely - St. Johnsbury					Occupancy Expense, net	272	249	906	871
	Daniel J. Luneau - St. Albans		Accrued Interest & Other Assets	19,267	19,404
	Alexandra S. Maclean - St. Johnsbury					Equipment Expense	418	385	1,215	1,199
	Mary K. Parent - St. Johnsbury		Total Assets	$602,666	$574,670
	Samuel H. Ruggiano - St. Albans					Other Expenses	1,923	1,554	5,140	4,806
	David S. Silverman - All
	Schuyler W. Sweet - Northern NH
	Norrine A. Williams - Northern NH		LIABILITIES & SHAREHOLDERS' EQUITY	SEPT. 30, 2014	SEPT. 30, 2013	Total	5,558	5,104	16,017	15,505

Union Bank Offices (ATMs at all Branch Locations)						Income Before Taxes	2,737	2,618	7,391	7,113
			Noninterest Bearing Deposits	$94,604	$88,723	Income Tax Expense	611	545	1,582	1,506

VERMONT			Interest Bearing Deposits	297,444	265,225	Net income	$2,126	$2,073	$5,809	$5,607
Danville	421 Route 2 East	802-684-2211
Fairfax	Jct. Routes 104 & 128	802-849-2600	Time Deposits	138,990	153,401	Earnings per share	$0.47	$0.47	$1.30	$1.26
Hardwick	103 VT Route 15 West	802-472-8100				Book Value Per Share			$11.81	$10.47
Jeffersonville	44 Main Street	802-644-6600	Borrowed Funds	14,940	14,190
Johnson	198 Lower Main Street	802-635-6600
Lyndonville	183 Depot Street	802-626-3100	Accrued Interest & Other Liabilities	4,016	6,449
Morrisville	20 Lower Main Street	802-888-6600
	65 Northgate Plaza	802-888-6860	Common Stock	9,859	9,855
Newport	325 East Main Street	802-334-0750
St. Albans	15 Mapleville Depot	802-524-9000	Additional Paid in Capital	414	360
St. Johnsbury	364 Railroad Street	802-748-3131
	325 Portland Street	802-748-3121	Retained Earnings	45,735	43,035
S. Burlington	Loan Center		Accumulated Other Comprehensive Income (Loss)	589	(2,688)
	30 Kimball Avenue	802-865-1000
Stowe	47 Park Street	802-253-6600
			Treasury Stock at Cost	(3,925)	(3,880)
NEW HAMPSHIRE
Groveton	3 State Street	603-636-1611	Total Liabilities & Shareholders' Equity	$602,666	$574,670
Littleton	263 Dells Road	603-444-7136	Standby letters of credit were $2,033,000 and $1,621,000 at September 30, 2014 and 2013, respectively.
	76 Main Street	603-444-5321
Lincoln	135 Main Street	603-745-4000
N. Woodstock	155 Main Street	603-745-2488